UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd., Nanaimo, BC, Canada	V9X 1J2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 (this “Form 8-K/A”) relates to Tilray, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2020 (the “Original Form 8-K”) and the Company’s Annual Report on Form 10-K, filed with the SEC on March 2, 2020 (the “Form 10-K”). This Form 8-K/A is being filed to correct an inadvertent error relating to an unaudited number in the Original 8-K and the Form 10-K, as set forth below. Capitalized terms used but not defined in this Explanatory Note have the respective meanings set forth in the Original Form 8-K and the Form 10-K.

Item 2.02	Results of Operations and Financial Condition.

This Form 8-K/A corrects the average cannabis net selling price per gram in Exhibit 99.1 of the Original Form 8-K, in the manner set forth immediately following this paragraph. No other changes are made to the Original Form 8-K by this Form 8-K/A.

Average cannabis net selling price per gram decreased to $3.01 (C$3.90) compared to $6.63 (C$8.63) in the prior year period.

Average cannabis net selling price per gram decreased to $1.87 (C$2.43) compared to $7.52 (C$10.05) in the prior year. The average net selling price excluding excise taxes for adult-use was $3.19 (C$4.16) per gram for the fourth quarter of 2019. The decrease was due to a shift in product and channel mix.

The information in this Item 2.02 of this current report on Form 8-K and the press release attached as Exhibit 99.1 hereto, is being furnished, but shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

This Form 8-K/A corrects average cannabis net selling price per gram in Item 7, Management Discussion and Analysis of Financial Condition and Results of Operations, of the Form 10-K, in the manner set forth immediately following this paragraph. No other changes are made to the Form 10-K by this Form 8-K/A.

	Year Ended December 31,			2019 vs 2018 Change		2018 vs 2017 Change
	2019	2018	2017	Qty/$	%	Qty/$	%
Kilogram equivalents sold- cannabis	35,380	6,478	3,024	28,902	446%	3,454	114%
Kilograms harvested - cannabis	50,144	11,022	6,779	39,122	355%	4,243	63%
Thousand units sold - hemp products	7,826	—	—	N/A	N/A	N/A	N/A
Average net selling price per gram - cannabis	$3.01	$6.63	$6.52	$(3.62)	(55)%	$0.11	2%
Average cost per gram sold - cannabis	$2.36	$3.73	$2.84	$(1.37)	(37)%	$0.89	31%
Average gross selling price per unit -hemp products	$7.65	—	—	N/A	N/A	N/A	N/A

The average net selling price per gram decreased during 2019 compared to 2018 due to a shift in distribution channels and product mix. Since legalization, adult use products increased to 51% of total revenue. Adult-use products are sold directly to wholesalers, which have lower sales price per gram and higher sales volume compared to medical channel sales.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Tilray, Inc., dated March 2, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray, Inc.

Date: March 3, 2020	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer